Exhibit 10.1

EXTENSION AGREEMENT

September 11, 2006

Spirit Finance Corporation
14631 N. Scottsdale Road
Suite 200
Scottsdale, AZ 85254

Citigroup Global Markets Realty Corp.
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Master Repurchase Agreement, dated as of December 7, 2005 (the “Master Repurchase Agreement”), between Spirit Finance Corporation, as Seller (the “Seller”) and Citigroup Global Markets Realty Corp., as buyer (the “Buyer”).  Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement.

As of the date hereof and pursuant to the terms set forth in Section 28 of the Master Repurchase Agreement, the Seller hereby requests to delete the first sentence of Section 28 of the Master Repurchase Agreement in its entirety and replace it with the following:

“This Agreement shall remain in effect until the earlier of (i) October 13, 2006, provided that such date may be extended, in Buyer’s sole discretion, upon written request of the Seller delivered to Buyer not less than 60 days prior to such date, or (ii) at Buyer’s option, the occurrence of an Event of Default (such date, the “Termination Date”).”

As of the date hereof, the Buyer hereby acknowledges and agrees to the Seller’s request to amend Section 28 of the Master Repurchase Agreement as set forth in the paragraph immediately above.

With respect to the Seller’s request as of the date hereof in the second succeeding paragraph above, the Buyer hereby: (i) waives the requirement set forth in Section 28 of the Master Repurchase Agreement for the Seller to provide 60 days notice with respect to such request prior to September 13, 2006; and (ii) waives the requirement set forth in Section 28 of the Master Repurchase Agreement for the Seller to pay to the Buyer a Renewal Fee with respect to the extension of the Termination Date from September 13, 2006 to October 13, 2006.

This letter agreement shall be governed by the laws of the State of New York, without regard to conflict of law principles, and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same letter agreement.

IN WITNESS WHEREOF, the Seller and the Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

SPIRIT FINANCE CORPORATION

By:	/s/ Christopher H. Volk
Name:	Christopher H. Volk
Title:	President and CEO

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ John Powlowski
Name:	John Powlowski
Title:	Authorized Signor